Exhibit 99.3

Gerdau Ameristeel Target Business

(A Carve-Out of Certain Operations of Gerdau Ameristeel Corporation)

Condensed Combined Interim Financial Statements as of September 30, 2018 and December 31, 2017 and for the Nine Months Ended September 30, 2018 and 2017

(Unaudited)

GERDAU AMERISTEEL TARGET BUSINESS

(A Carve-Out of Certain Operations of Gerdau Ameristeel Corporation)

TABLE OF CONTENTS

Page

CONDENSED COMBINED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED):

BALANCE SHEETS	1

STATEMENTS OF OPERATIONS	2

STATEMENTS OF CHANGES IN NET PARENT INVESTMENT	3

STATEMENTS OF CASH FLOWS	4

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS	5–15

GERDAU AMERISTEEL TARGET BUSINESS

(A Carve-out of Certain Operations of Gerdau Ameristeel Corporation)

CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

(In thousands)

(Unaudited)

	SEPTEMBER 30,	DECEMBER 31,
	2018	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$—	$2,568
Trade accounts receivable—net (Note 5)	268,192	221,543
Inventories (Note 6)	205,392	160,678
Other current assets	4,930	2,330

Total current assets	478,514	387,119

PROPERTY, PLANT AND EQUIPMENT—Net (Note 7)	274,301	288,066

GOODWILL (Note 8)	35,834	35,834

OTHER INTANGIBLE ASSETS—Net (Note 8)	10,142	11,297

OTHER NONCURRENT ASSETS	5,255	2,012

TOTAL ASSETS	$804,046	$724,328

LIABILITIES AND NET PARENT INVESTMENT

CURRENT LIABILITIES:
Trade accounts payable	$99,250	$81,139
Accrued expenses and other payables	43,556	41,617
Short-term debt—affiliated (Note 10)	59,000	31,000
Other current liabilities	17,546	21,390

Total current liabilities	219,352	175,146

RETIREMENT BENEFIT OBLIGATIONS (Note 11)	14,842	15,092

OTHER NONCURRENT LIABILITIES	5,359	4,166

Total liabilities	239,553	194,404

CONTINGENCIES AND COMMITMENTS (Note 12)

NET PARENT INVESTMENT—Accumulated net contributions from Parent	564,493	529,924

Total net Parent investment	564,493	529,924

TOTAL LIABILITIES AND NET PARENT INVESTMENT	$804,046	$724,328

See accompanying notes to condensed combined financial statements.

GERDAU AMERISTEEL TARGET BUSINESS

(A Carve-out of Certain Operations of Gerdau Ameristeel Corporation)

CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(In thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30, 2018	NINE MONTHS ENDED SEPTEMBER 30, 2017
NET SALES	$1,258,604	$985,419

COST OF SALES	(1,231,986)	(997,599)

GROSS INCOME (LOSS)	26,618	(12,180)

OPERATING EXPENSES:
Selling, general and administrative expenses	65,037	48,709

LOSS FROM OPERATIONS	(38,419)	(60,889)

INTEREST EXPENSE—Affiliated (Note 10)	1,084	150
INTEREST COST ON PENSION BENEFITS, NET	367	522

LOSS BEFORE INCOME TAXES	(39,870)	(61,561)

INCOME TAX EXPENSE (BENEFIT)	91	(23,558)

NET LOSS	$(39,961)	$(38,003)

See accompanying notes to condensed combined financial statements.

(A Carve-Out of Certain Operations of Gerdau Ameristeel Corporation)

CONDENSED COMBINED STATEMENT OF CHANGES IN NET PARENT INVESTMENT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(In thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30, 2018	NINE MONTHS ENDED SEPTEMBER 30, 2017
Balances at January 1	$529,924	$802,023

Net loss	(39,961)	(38,003)

Net transfers from Parent	74,530	62,199

Balances at September 30	$564,493	$826,219

See accompanying notes to condensed combined financial statements.

GERDAU AMERISTEEL TARGET BUSINESS

(A Carve-out of Gerdau Ameristeel Corporation)

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(In thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30, 2018	NINE MONTHS ENDED SEPTEMBER 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(39,961)	$(38,003)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation (Note 7)	25,071	28,496
Amortization of intangibles (Note 8)	1,155	1,154
Loss (gain) on disposal of property, plant and equipment	84	(118)
Provision for doubtful accounts	779	212
Deferred income tax expense (benefit)	91	(23,558)
Inventory write-down		264
Post-employment benefits expense	1,020	1,205
Changes in operating assets and liabilities:
Trade accounts receivable	(47,428)	(57,192)
Inventories	(44,714)	(28,565)
Other assets	(5,843)	309
Liabilities	17,041	44,448

Net cash used in operating activities	(92,705)	(71,348)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(12,549)	(17,137)
Proceeds from disposition of property, plant and equipment	175	122

Net cash used in investing activities	(12,374)	(17,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net transfers from Parent	74,511	61,717
Repayments on affiliated promissory note	(2,000)
Borrowings on affiliated promissory note	30,000	23,000

Net cash provided by financing activities	102,511	84,717

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,568)	(3,646)
CASH AND CASH EQUIVALENTS:
Beginning of year	2,568	4,388

End of year	$—	$742

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—
Interest paid on affiliated debt	$979	$110

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net transfer of property, plant and equipment from affiliates	$19	$482

Liabilities related to additions of property, plant and equipment	$690	$112

See accompanying notes to combined financial statements.

GERDAU AMERISTEEL TARGET BUSINESS

(A Carve-out of Certain Operations of Gerdau Ameristeel Corporation)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017 AND

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

(US$ in thousands, unless otherwise stated)

1.	DESCRIPTION OF BUSINESS

The condensed combined financial statements include the historical accounts of the Gerdau Ameristeel Target Business (“Gerdau Target Business” or the “Business”) of Gerdau Ameristeel Corporation (the “Parent”), which includes 33 rebar fabrication facilities in the United States, as well as four steel mini-mills located in Rancho Cucamonga, California, Jacksonville, Florida, Sayreville, New Jersey and Knoxville, Tennessee. Gerdau Ameristeel Corporation operates steel mini-mills, producing primarily steel bars and special sections for commercial and industrial building construction, steel service centers, and original equipment manufacturers. Gerdau Ameristeel Corporation is a wholly owned subsidiary of Gerdau S.A., a publicly traded corporation and leading producer of long steel products in the Americas and major supplier of specialty long steel products in the world.

On December 29, 2017, Gerdau Ameristeel Corporation entered into a Definitive Purchase Agreement (the “Purchase Agreement”) with Commercial Metals Company, a Delaware Corporation (“Buyer”), providing for the sale of the Business. The transaction closed on November 5, 2018.

2.	BASIS OF ACCOUNTING AND PRESENTATION

The condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and the rules and regulations of the Securities and Exchange Commission. The condensed combined financial statements have been prepared from the accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities of the Parent that comprise the Business. These condensed combined financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under the Parent’s management. The condensed combined financial statements do not include all the necessary disclosures required by U.S. GAAP that would be required for annual reporting. In the opinion of management these condensed combined financial statements reflect all adjustments (of a normal and recurring nature) that are necessary for a fair presentation for the interim periods presented. The results of interim periods are not necessarily indicative of results for the full year. These notes should be read in conjunction with the audited financial statements and accompanying notes of the Parent and the Gerdau Ameristeel Target Business (A Carve-Out of Certain Operations of Gerdau Ameristeel Corporation) as of and for the year ended December 31, 2017.

All intercompany balances and transactions within the Business have been eliminated in the condensed combined financial statements. Transactions and balances between the Business and Gerdau Ameristeel Corporation and its subsidiaries not part of the Business are reflected as related party transactions within these condensed combined financial statements.

Intercompany transactions with the Parent are considered to be settled for cash in the condensed combined cash flow statement of the Business in the same period as reported by the Parent. The total net effect of the settlement of these intercompany transactions is reflected in the condensed combined cash flow statement as a financing activity and in the condensed combined balance sheet within net Parent investment. Net Parent investment represents the Business’s cumulative earnings (loss) as adjusted for cash distributions to and cash contributions from the Parent.

In connection with the closing of the acquisition under the Purchase Agreement, the Buyer acquired stock interest in Tamco, a California corporation, and Gerdau Reinforcing Steel (“RSW”), a Delaware general partnership, which are included in the condensed combined financial statements, and acquired other businesses as a net asset acquisition. The Agreement provides that certain assets and liabilities of the stock transaction will not be acquired by the Buyer. For the purpose of the condensed combined financial statements, management is disclosing all of the assets and liabilities of the stock purchase portion of the contract as part of the Business, while for the net asset acquisition portion of the contract, only the assets and liabilities included in the agreement as being acquired or assumed are being included in the condensed combined financial statements.

3.	ALLOCATION OF CERTAIN COSTS AND EXPENSES AND CONTINUED SUPPORT

The historical costs and expenses reflected in the condensed combined financial statements include an allocation for certain corporate and shared service functions historically provided by the Parent. These expenses have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of proportionate revenue, headcount, tangible assets or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the condensed combined financial statements had the Business been an entity that operated independently of the Parent. Consequently, future results of operations, subsequent to the separation of the Business from the Parent, will include costs and expenses that may be materially different than the Business’s historical results of operations, financial position, and cash flows. Accordingly, the condensed combined financial statements for this period are not indicative of Business’s future results of operations, financial position, and cash flows.

The amounts allocated to the Business by the Parent for the nine months ended September 30, 2018 and 2017 were as follows:

	September 30,
	2018	2017
Intangible amortization (1)	$2,597	$2,535
Selling expenses	3,677	3,237
General and administrative expenses	32,698	17,915
Other expense (1)	6,770	972

Total allocated expenses	$45,742	$24,659

(1)	These allocated expenses are included in costs of sales in the condensed combined statements of operations.

Costs incurred by the Parent related to the divestiture of the Business have been included in the condensed combined financials statements. These costs are comprised of legal fees, consultancy fees and audit fees solely related to the divestiture of the Business that had been incurred as of September 30, 2018 and December 31, 2017. The total fees are approximately $16.9 million and $2.3 million and are included in general and administrative expenses allocated by the Parent as of September 30, 2018 and December 31, 2017, respectively. Gerdau S.A. financially supported the operations of the Business through the date of disposition of such business.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

4.1	Recently Issued Accounting Pronouncements

In March 2017, the FASB issued ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”. The amendment requires the service cost component be presented in the same line item as compensation costs for the pertinent employees during the period. The other components of net pension cost must be presented outside a subtotal of income from operations, if one is presented. Gerdau Ameristeel Target Business meets the definition of a Public Business Entity, as defined under ASU 2013-12. The amendments are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. These amendments were applied retrospectively for the presentation of the service cost component and the other components of net periodic benefit expense in the income statement and prospectively, on and after the effective date, for the capitalization of the service cost component of net periodic benefit expense in assets. The amendments allow a practical expedient that permits an employer to use the amounts disclosed in its pension and other postretirement benefit plan note for the prior comparative periods as the estimation basis for applying the retrospective presentation requirements.

The Company adopted the income statement presentation aspects of ASU 2017-07 on a retrospective basis effective January 1, 2018. As a result of adopting this guidance, total cost of sale increased $0.9 million and decreased $0.5 million with an offsetting change to non-operating items, net for the twelve months ended December 31, 2017 and nine months ended September 30, 2017, respectively.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and has modified the standard thereafter. Under the standard, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for public business entities for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In addition, the standard includes expanded disclosure requirements. The standard permits the use of either the retrospective or cumulative effect transition method. The Business plans to adopt the standard when required and currently expects to adopt the standard using the modified retrospective approach. The Business will be required to implement changes to its accounting policies, practices, and internal controls over financial reporting to support the standard both in the transition period as well as on an on-going basis. The Business has not evaluated the impact of this guidance on its condensed combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring a lessee to recognize a right-of-use asset and a lease liability on its balance sheet for all leases with terms of twelve months or longer. This guidance is effective for public business entities for annual periods beginning after December 15, 2019, and interim reporting periods within annual periods beginning after December 15, 2020. The Business plans to adopt the standard when required. The provisions of this guidance are to be applied using a modified retrospective approach, with elective reliefs, which requires application of the guidance for all periods presented. The Business plans to adopt the standard when required, but has not evaluated the impact of this guidance on its condensed combined financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments. These amendments clarify the presentation of cash receipts and payments in eight specific situations. These amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. These amendments have been applied using a retrospective transition method to each period presented. The adoption of ASU 2016-15 on January 1, 2018 did not have an impact on the Company’s cash flows.

4.2	Estimates in the Condensed Combined Financial Statements

The preparation of condensed combined financial statements in conformity with generally accepted accounting principles in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of revenues and expenses. Changes in facts and circumstances may result in revised estimates, and actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the carrying value of inventory and long-lived assets, including goodwill; valuation allowances for receivables and deferred income taxes; percentage of completion accounting method for revenue recognition; reserve for job losses and environmental liabilities. Actual results could differ significantly from these estimates and assumptions.

4.3	Revenue Recognition and Allowance for Doubtful Accounts

The Business recognizes revenues from sale of goods under unit priced contracts when products are shipped to the customer, the sales price is fixed and determinable; collectability is reasonably assured; and title and risks of ownership have passed to the buyer.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in advance of amounts billed as included in Trade Accounts Receivable-net in the condensed combined balance sheet. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in advance of revenues recognized as included in Accrued Expenses and other payables in the condensed combined balance sheet.

Trade accounts receivable are stated at cost, less allowance for doubtful accounts, when applicable. The allowance for doubtful accounts is calculated based on a risk assessment, which considers historical losses, the individual situation of each customer and the situation of the economic group to which they belong, available collateral and guarantees and the opinion of legal counsel. The allowance is considered sufficient to cover any losses incurred on uncollectible receivables.

4.4	Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the average cost method.

4.5	Income Taxes

The Company is required to estimate and record income taxes payable for federal, state and foreign jurisdictions in which the Company operates. This process involves estimating actual current tax expense and assessing temporary differences resulting from differing accounting treatment between tax and book that result in deferred tax assets and liabilities. In addition, accruals are also estimated for federal and state tax matters for which deductibility is subject to interpretation. Taxes payable and the related deferred tax differences may be impacted by changes to tax laws, changes in tax rates and changes in taxable profits and losses.

4.6	Pension Obligations

The Business maintains defined benefit pension plans covering certain of its employees. Annual contributions are made in conformity with minimum funding requirements and maximum deductible limitations. The liability recognized in the balance sheets related to the defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets for the defined benefit plans of Tamco. In accordance with the Sale and Purchase Agreement, only the liability related to the Tamco Pension Plan for Hourly Employees will be assumed in the purchase and the Tamco Pension Plan for Salaried Employees will be retained by the Parent.

5.	TRADE ACCOUNTS RECEIVABLE, NET

The Business’ Trade accounts receivable balances consisted of the following at:

	September 30,	December 31,
	2018	2017
Trade accounts receivable	$243,246	$204,491
Costs and estimated earnings in excess of billings on uncompleted contracts	26,185	19,114

	269,431	223,605

Less: allowance for doubtful accounts	(1,239)	(2,062)

Trade accounts receivable—net	$268,192	$221,543

Trade accounts receivable includes contract retentions of $29.7 million, of which $17.7 million was unbilled as of September 30, 2018 and $26.6 million, of which $11.6 million was unbilled as of December 31, 2017.

6.	INVENTORIES

Inventories consisted of the following:

	September 30,	December 31,
	2018	2017
Ferrous and nonferrous scrap	$19,054	$21,352
Raw materials (excluding scrap) and operating supplies	22,889	35,839
Work-in-process	14,987	20,251
Finished goods	148,462	83,236

	$205,392	$160,678

At September 30, 2018 and December 31, 2017, work-in-process inventory consists of semi-finished billets and liquid steel of approximately $14.3 million and $0.6 million and $20 million and $0.2 million, respectively.

For the nine months ended September 30, 2018 and 2017, the Business has recorded inventory write downs of approximately $0 million and $0.2 million, respectively in cost of sales in the statements of operations.

7.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	September 30,	December 31,
	2018	2017
Land, buildings, and improvements	$190,753	$188,692
Machinery and equipment	598,452	574,622
Furnitures and fixtures	9,510	9,656
Vehicles	14,373	14,622
Construction in progress	10,085	27,869

	823,173	815,461

Less: accumulated depreciation	(548,872)	(527,395)

	$274,301	$288,066

For the nine months ended September 30, 2018 and 2017, approximately $24.5 million and $0.5 million and $28.0 million and $0.5 million of depreciation expense was charged to cost of sales and selling, general and administrative expenses, respectively, and interest of $0.6 million and $0.6 million was capitalized, respectively.

8.	GOODWILL AND OTHER INTANGIBLE ASSETS

The following table summarizes the changes in the carrying amount of goodwill:

	West	East	Total
Cost at January 1, 2018	$11,073	$24,761	$35,834

Cost at September 30, 2018	$11,073	$24,761	$35,834

In accordance with the Business’s policy to test goodwill for impairment at least annually, the Business tested goodwill allocated to the carve-out Business for impairment as of September 30, 2018 and December 31, 2017. Goodwill from the Parent was allocated to the Business based on the relative fair value of the Business to the Parent’s total fair value. Management determined the consideration to be exchanged defined in the Sale and Asset Purchase Agreement to be the most objective measurement of fair value of the Business. The Business’s reporting units with significant balances of goodwill include the West Coast, which includes the Rancho Cucamonga, California mill and RSW operations, and the East Coast, which includes Jacksonville, Florida, Sayreville, New Jersey, Knoxville, Tennessee and the east coast downstream operations. The reporting units are aligned with the way the Business is managed and the way current oversight is provided. Allocation of goodwill between reporting units is based on relative fair value, which approximates book value. It was determined the carrying amount of the Business’s net assets exceeded their fair value. Accordingly, no goodwill impairment was recognized during the nine months ended September 30, 2018 and 2017.

The following table summarizes the changes in intangibles assets for RSW and Tamco:

	Customer
	Relationships	Emissions	Total
Cost
At January 1, 2018	$18,990	$4,982	$23,972

At September 30, 2018	$18,990	$4,982	$23,972

Accumulated amortization

At January 1, 2018	$11,314	$1,361	$12,675
Amortization charges	1,000	155	1,155

At September 30, 2018	$12,314	$1,516	$13,830

Carrying amount

At December 31, 2017	$7,676	$3,621	$11,297

At September 30, 2018	$6,676	$3,466	$10,142

Estimated useful lives	13 to 15 years	15 years
Remaining estimated useful lives	3 to 8 years	8 years

For the nine months ended September 30, 2018 and 2017, the Business recorded amortization expense related to its intangible assets of $1.2 million and $1.2 million, respectively. The amortization expense was included in cost of sales in the Business’s condensed combined statements of operations.

9.	INCOME TAXES

The Tax Cuts and Job Act was enacted on December 22, 2017, and has several key provisions impacting accounting for and reporting of income taxes. The most significant provision reduces the U.S. corporate statutory tax rate from 34% to 21% beginning on January 1, 2018. Consequently, the Business has recorded a decrease related to net deferred tax asset of $2.6 million, with a corresponding decrease related to the valuation allowance of $2.6 million, resulting in an overall $0 impact to the income statement. The ultimate impact of the Tax Cuts and Jobs Act may differ from the Business’ estimates due to changes in the interpretations and assumptions made by the Business as well as additional regulatory guidance that may be issued.

As of December 31, 2017, the Company has federal and state income tax net operating loss (“NOL”) carryforwards of $27.4 million, which will expire at various dates from 2024 through 2037.

The Company believes that it is more likely than not that the benefit from the federal and certain state NOL carryforwards will not be realized. In recognition of this risk, the Company has provided a valuation allowance of the full net deferred tax asset amounts at September 30, 2018 and December 31, 2017.

10.	RELATED-PARTY TRANSACTIONS

In May 2008, RSW executed a demand promissory note with Gerdau Ameristeel US, Inc., a related party, that allows RSW to borrow up to $60 million at BBA LIBOR plus 1.50% for working capital, capital expenditures, or acquisition purposes. The outstanding balance on the demand promissory note at September 30, 2018 and December 31, 2017 was $59 million and $31 million, respectively. Interest expense on the demand promissory note for the nine months ended September 30, 2018 and 2017 was approximately $1.1 million and $0.1 million, respectively, and accrued interest was approximately $0.2 million and $0.1 million at September 30, 2018 and December 31, 2017, respectively.

At September 30, 2018 and December 31, 2017, the Business had receivables and payables from subsidiaries of the Parent of $0.8 million and $2.9 million and $2.6 million and $3.8 million, respectively. These amounts are reflected in trade receivables and trade payables in the condensed combined balance sheets.

The Business purchases products from and sells products to certain Gerdau Ameristeel Corporation affiliates which are outside of the scope of the Sale and Asset Purchase Agreement. For the nine months ended September 30, 2018 and 2017 such purchases and sales totaled $121.9 million and $18.3 million and $38.0 million and $14.9 million, respectively. Management believes transactions with the Business’s affiliates were on terms similar to those that would be obtained in transaction with unrelated parties.

Additionally, refer to Note 3 for allocation of certain costs and expenses from the Parent and certain of its affiliates.

11.	RETIREMENT BENEFIT OBLIGATIONS

The following table details the net periodic pension expense under the Business’ plans for the periods presented:

	September 30,
	2018	2017
Components of net periodic cost:
Service cost	$653	$683
Net interest cost	367	522

Net periodic benefit expense	$1,020	$1,205

The component of net periodic benefit expense, other than the service cost component for the nine months ended September 30, 2018 and 2017 is presented separately as interest costs on pension benefits, net, in the condensed combined statements of operations. The service cost component for the nine months ended September 30, 2018 and 2017 was included in Cost of sales in the condensed combined statements of operations.

12.	COMMITMENTS AND CONTINGENCIES

Operating Leases—The Business leases various machinery, equipment and real property under noncancelable operating leases. Total rent expense related to operating leases was $13.1 million and $12.7 million for the nine months ended September 30, 2018 and 2017, respectively.

Capital Expenditure Commitments—The Business has contractual purchase obligations for capital expenditures in progress of $5.0 million and $19.7 million as of September 30, 2018 and December 31, 2017, respectively.

Service Commitments—The Business has long-term contracts with several raw material suppliers. The Business typically realizes lower costs and improved service from these contracts. The Business believes these raw materials would be readily available in the market without such contracts.

Environmental Remediation—As the Business is involved in the manufacturing of steel, it produces and uses certain substances that may pose environmental hazards. The principal hazardous waste generated by current and past operations is electric arc furnace (“EAF”) dust, a residual from the production of steel in electric arc furnaces. Environmental legislation and regulation at both the federal and state level over EAF dust is subject to change, which may change the cost of compliance. While EAF dust is generated in current production processes, such EAF dust is being collected, handled and disposed of in a manner that the Business believes meets all current federal, state and provincial environmental regulations. The costs of collection and disposal of EAF dust are expensed as operating costs when incurred. In addition, the Business has handled and disposed of EAF dust in other manners in previous periods, and is responsible for the remediation of certain sites where such dust was generated and/or disposed.

In general, the Business’s estimate of remediation costs is based on its review of each site and the nature of the anticipated remediation activities to be undertaken. The Business’s process for estimating such remediation costs includes determining for each site the expected remediation methods, and the estimated cost for each step of the remediation. In such determinations, the Business may employ outside consultants and providers of such remedial services to assist in making such determinations. Considering the uncertainties inherent in determining the costs associated with the clean-up of such contamination, including the time periods over which such costs must be paid, the extent of contribution by parties which are jointly and severally liable, and the nature and timing of payments to be made under cost sharing arrangements, there can be no assurance the ultimate costs of remediation may not differ from the estimated remediation costs.

The related remediation liability has not been allocated to the Business and has not been presented in the condensed combined balance sheet since the obligation is and will remain a liability of the Parent. Expenses related to remediation are recorded in cost of sales and totaled approximately $8.6 million and $1.0 million for the nine months ended September 30, 2018 and 2017, respectively.

Accrued Workers’ Compensation—The Parent provides workers’ compensation benefits to employees of the Business who suffer injuries while performing their job duties. The Parent is self-insured up to a maximum limit, over which, they are then covered by a third party insurer. Management has made various assumptions and estimates to allocate the expenses and balances related to this policy to the Business. The accrued workers’ compensation liability represents the present value of future expected payouts for both reported claims and incurred but not reported claims. Additional accruals or reversals of accruals are recorded in the Business’s condensed combined statements of operations in either cost of sales or selling, general and administrative expenses.

The liability presented in the condensed combined balance sheets represents the balance related to RSW and in accordance with the Sale and Purchase Agreement, such liabilities will be retained by the Parent upon consummation of the transaction.

Changes in accrued liabilities for workers’ compensation activities for the nine months ended September 30, 2018 and 2017 are summarized as follows:

Workers’
Compensation
At January 1, 2018	$7,346

Accrued liability charged to earnings	1,725
Cash payments	(2,059)

At September 30, 2018	$7,012

Accrued workers’ compensation liability is included in the following balance sheet lines:

	September 30,	December 31,
	2018	2017
Other current liabilities	$2,454	$3,180
Other noncurrent liabilities	4,558	4,166

Total	$7,012	$7,346

13.	SUBSEQUENT EVENTS

On November 5, 2018, the sale of the Business to Commercial Metals Company was completed for a purchase price of $701.2 million.

The Business has conducted subsequent events review through November 29, 2018, which is the date the condensed combined financial statements were available to be issued.

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